Exhibit 99.1

Casella Waste Systems, Inc. Prices Public Offering of Class A Common Stock

RUTLAND, VT—September 28, 2012—Casella Waste Systems, Inc. (NASDAQ: CWST) today announced the pricing of an underwritten public offering of 10,000,000 shares of its Class A common stock at a price of $4.00 per share to the public and the granting to the underwriters of a 30-day option to purchase up to an additional 1,500,000 shares of Class A common stock sold in the offering to cover over-allotments, if any. All of the shares in the offering are to be sold by Casella Waste Systems. The gross proceeds to Casella Waste Systems from this offering are expected to be approximately $40 million, before deducting underwriting discounts and commissions, and other estimated offering expenses payable by Casella Waste Systems. The offering is expected to close on or about October 3, 2012, subject to the satisfaction of customary closing conditions.

BofA Merrill Lynch and J.P. Morgan are acting as joint book-running managers for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of Class A common stock described above was filed with the Securities and Exchange Commission (SEC) and is effective. The offering is being made by means of a prospectus and related prospectus supplement, which have been filed with the SEC and are available on the SEC’s website located at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus may be obtained from BofA Merrill Lynch, 222 Broadway, 7th Floor, New York, New York 10038, Attention: Prospectus Department or email dg.prospectus_requests@baml.com or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, telephone: (866) 803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors should contact Ned Coletta, vice president of finance and investor relations at (802) 772-2239, and media should contact Joseph Fusco, vice president at (802) 772-2247.

Forward-looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to our expectations regarding the completion of the proposed public offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that we will be able to complete the proposed public offering on the anticipated terms, or at all. Additional risks and uncertainties relating to the proposed offering, Casella Waste Systems and our business are discussed in the prospectus supplement related to the proposed offering filed with the SEC on or about the date hereof and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Source: Casella Waste Systems, Inc.

Investors:

Ned Coletta

Vice President of Finance and Investor Relations

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247